      As filed with the Securities and Exchange Commission on July 22, 2005
                                                      REGISTRATION NO. 333-74242
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        58-2632672
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                               ACUITY BRANDS, INC.
                           1170 PEACHTREE STREET, N.E.
                                   SUITE 2400
                             ATLANTA, GEORGIA 30309
                                 (404) 853-1400
   (Address, including zip code, of registrant's principal executive offices)

           ACUITY LIGHTING GROUP, INC. PROFIT SHARING RETIREMENT PLAN
                             FOR SALARIED EMPLOYEES
                      ZEP MANUFACTURING COMPANY 401(k) PLAN
                    SELIG CHEMICAL INDUSTRIES RETIREMENT PLAN
             ACUITY BRANDS, INC. 401(k) PLAN FOR CORPORATE EMPLOYEES
          ACUITY LIGHTING GROUP, INC. 401(k) PLAN FOR HOURLY EMPLOYEES
                          ENFORCER PRODUCTS 401(k) PLAN
  HOLOPHANE DIVISION OF ACUITY LIGHTING GROUP 401(k) PLAN FOR HOURLY EMPLOYEES HOLOPHANE DIVISION OF ACUITY LIGHTING GROUP 401(k) PLAN FOR HOURLY EMPLOYEES
                  COVERED BY A COLLECTIVE BARGAINING AGREEMENT

                              (Full title of plans)

                                KENYON W. MURPHY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               ACUITY BRANDS, INC.
                           1170 PEACHTREE STREET, N.E.
                                   SUITE 2400
                             ATLANTA, GEORGIA 30309
                                 (404) 853-1400

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

================================================================================

                POST EFFECTIVE AMENDMENT NO. 1 - EXPLANATORY NOTE

      Acuity Brands, Inc. (the "Registrant") is filing this post-effective amendment to its Registration Statement on Form S-8, Registration No. 333-74242 (the "Registration Statement"), filed on November 30, 2001 with the Securities and Exchange Commission, to deregister an aggregate of 423,768 shares of common stock, par value $0.01 per share ("Common Stock"), along with the preferred stock purchase rights, no par value ("Rights"), associated therewith, previously registered on the Registration Statement and issuable under the Acuity Brands, Inc. 401(k) Plan for Corporate Employees and the Acuity Lighting Group, Inc. Profit Sharing Retirement Plan for Salaried Employees. This Post-Effective Amendment No. 1 also deregisters the plan interests ("Plan Interests") in such plans.

      The remaining shares of Common Stock, Rights associated therewith and Plan Interests in the Employee Benefit Plans registered on the Registration Statement in connection with the Zep Manufacturing Company 401(k) Plan, Selig Chemical Industries Retirement Plan, Acuity Lighting Group, Inc. 401(k) Plan for Hourly Employees, Enforcer Products 401(k) Plan, Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees, and Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees Covered by a Collective Bargaining Agreement, as applicable, shall be unaffected by this Post-Effective Amendment No. 1 to the Registration Statement.

Item 8.         Exhibits.

Exhibit         Description
-------         -----------

24.1 *          Powers of Attorney

---------------
*     Filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Acuity Brands, Inc. has duly caused this Post -Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 22nd day of July, 2005.

                                                ACUITY BRANDS, INC.

                                                By: /s/ Kenyon W. Murphy
                                                    ----------------------------
                                                    Kenyon W. Murphy
                                                    Senior Vice President and
                                                    General Counsel

      KNOW ALL MEN BY THESE PRESENTS, pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on July 22, 2005.

Signature                                       Title
---------------------------------------         -----------------------------
      *                                         Chairman and Chief Executive
---------------------------------------         Officer
Vernon J. Nagel

      *                                         Vice President and Controller;
---------------------------------------         Interim Chief Financial Officer
Karen J. Holcom

      *                                         Director
---------------------------------------
Peter C. Browning

      *                                         Director
---------------------------------------
John L. Clendenin

      *                                         Director
---------------------------------------
Jay M. Davis

      *                                         Director
---------------------------------------
Earnest W. Deavenport, Jr.

      *                                         Director
---------------------------------------
Robert F. McCullough

      *                                         Director
---------------------------------------
Julia B. North

      *                                         Director
---------------------------------------
Ray M. Robinson

      *                                         Director
---------------------------------------
Neil Williams

* By: /s/ Kenyon W. Murphy
      ---------------------------------------
      Kenyon W. Murphy
      Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 22nd day of July, 2005.

                                        ACUITY LIGHTING GROUP, INC. PROFIT
                                        SHARING RETIREMENT PLAN FOR SALARIED
                                        EMPLOYEES

                                        ZEP MANUFACTURING COMPANY 401(K) PLAN

                                        SELIG CHEMICAL INDUSTRIES RETIREMENT
                                        PLAN

                                        ACUITY BRANDS, INC. 401(K) PLAN FOR
                                        CORPORATE EMPLOYEES

                                        ACUITY LIGHTING GROUP, INC. 401(K) PLAN
                                        FOR HOURLY EMPLOYEES

                                        ENFORCER PRODUCTS 401(K) PLAN

                                        HOLOPHANE DIVISION OF ACUITY LIGHTING
                                        GROUP 401(K) PLAN FOR HOURLY EMPLOYEES

                                        HOLOPHANE DIVISION OF ACUITY LIGHTING
                                        GROUP 401(K) PLAN FOR HOURLY EMPLOYEES
                                        COVERED BY A COLLECTIVE BARGAINING
                                        AGREEMENT

                                        By: Acuity Brands, Inc., Administrator
                                            of Plans

                                        By: /s/ Kenyon W. Murphy
                                            --------------------
                                            Kenyon W. Murphy
                                            Senior Vice President and General
                                            Counsel